BOARD OF TRUSTEES

HUNTINGTON STRATEGY SHARES

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of The Huntington Strategy Shares (the “Strategy Shares”), hereby constitute and appoint JAY S. FITTON, Secretary for the Strategy Shares, JOHN C. SWHEAR, Vice President, Legal, Compliance & Risk, of Huntington Asset Services, Inc., and TIFFANY R. FRANKLIN, Assistant Secretary for the Strategy Shares, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on any or all Registration Statements and amendments thereto, including without limitation a Registration Statement on Form N-1A, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to The Huntington Strategy Shares, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 19th day of August, 2013.

August 19, 2013	/s/ Thomas J. Westerfield
Thomas J. Westerfield

August 19, 2013	/s/ David S. Schoedinger
David S. Schoedinger

August 19, 2013	/s/ Mark D. Shary
Mark D. Shary

August 19, 2013	/s/ William H. Zimmer, III
William H. Zimmer, III

August 19, 2013	/s/ Eddie R. Munson
Eddie R. Munson